McGuire Woods
                              Battle & Boothe LLP

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                              901 East Cary Street
                         Richmond, Virginia 23219-4030
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                           Direct Dial: (804) 775-4384


                                  May 19, 1997


Markel Corporation
4551 Cox Road
Glen Allen, Virginia 23060

                               Markel Corporation
                             Markel Capital Trust I
                       Registration Statement on Form S-4
                               File No. 333-21663
                         (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to Markel Corporation, a Virginia corporation (the "Corporation") and Sponsor of Markel Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to (i) the proposed issuance by the Trust of $150,000,000 aggregate Liquidation Amount of the Trust's 8.71% Series B Capital Securities (the "New Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $150,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.71% Series A Capital Securities (the "Old Capital Securities"), (ii) the proposed issuance by the Corporation to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Corporation's 8.71% Series B Junior Subordinated Deferrable Interest Debentures due January 1, 2046 (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for a comparable aggregate principal amount of the Company's outstanding 8.71% Series A Junior Subordinated Deferrable Interest Debentures due January 1, 2046 (the "Old Junior Subordinated Debentures"), and (iii) the Corporation's guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for the Corporation's guarantee of the Old Capital Securities (the "Old Guarantee"). The New Capital Securities will be issued under an Amended and Restated Declaration of Trust for the Trust, dated January 13, 1997 (the "Amended Declaration"), among the Corporation, as Sponsor, The Chase Manhattan Bank, as property trustee, The Chase Manhattan Bank Delaware, as Delaware trustee, and the Administrative Trustees named therein, while the New Junior Subordinated Debentures will be issued under an Indenture,


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Markel Corporation
May 19, 1997
Page 2



dated as of January 13, 1997 (the "Indenture") between the Corporation and The Chase Manhattan Bank, as debenture trustee.

         We have examined such documents and records as we deemed appropriate, including the following:

                  (i) Copy of the Restated Articles of Organization of the Corporation, certified by the Secretary of State of the State of Virginia.

                  (ii) Copy of the By-Laws of the Corporation, as amended, certified by an Assistant Secretary of the Corporation to be a true and complete copy.

                  (iii) Copy, certified by an Assistant Secretary of the Corporation to be a true copy, of the resolutions adopted by the Board of Directors of the Corporation on January 3, 1997 and the Action of an Authorized Pricing Officer, dated January 8, 1997 authorizing the filing of the Registration Statement and the exchange of the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee under the circumstances referred to above.

                  (iv)  Executed counterparts of the Amended Declaration.

                  (v)   Specimen of the New Capital Security.

                  (vi)  Executed counterparts of the Indenture.

                  (vii) Form of the New Junior Subordinated Debenture.

                  (viii)Form of the New Guarantee.

                  (ix) Executed counterparts of the Registration Rights Agreement, dated as of January 13, 1997 (the "Registration Rights Agreement"), among the Trust, the Corporation and the Initial Purchasers named therein.

         In addition, as to questions of fact material to our opinion, we have relied upon certificates and representations of officers of the Corporation, the Administrative Trustees of the Trust and public officials.

         In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In


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Markel Corporation
May 19, 1997
Page 3



making our examination of the documents, instruments and agreements referred to in the first two paragraphs of this opinion, we have assumed that all parties signing the same had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, instruments and agreements and, except in the case of the Corporation or the Trust, the validity and binding effect thereof on such parties.

         Based upon the foregoing, we are of the opinion that:

         (1) The New Junior Subordinated Debentures have been duly authorized by all requisite corporate action of the Corporation and, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Old Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, the New Junior Subordinated Debentures will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

         (2) The New Guarantee has been duly authorized by all requisite corporate action of the Corporation and, when executed and delivered to The Chase Manhattan Bank, as guarantee trustee, as contemplated in the Registration Rights Agreement, the New Guarantee will constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

         We are members of the Bar of the Commonwealth of Virginia, and we express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Virginia, the Delaware General Corporation Law, the State of New York (solely as to matters pertaining to the validity and enforceability of the New Guarantee, the Indenture and the New Junior Subordinated Debentures) and the federal laws of the United States of America; provided that with respect to the laws of the State of New York we have made no independent investigation of such law and, with your permission, have relied as to matters pertaining thereto


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Markel Corporation
May 19, 1997
Page 4


upon the opinion of Brown & Wood LLP, special counsel to you.

         This opinion is solely for your benefit and may not be relied upon in any manner whatsoever by any other person or entity, except that Brown & Wood LLP may rely upon our opinion insofar as the laws of the Commonwealth of Virginia are applicable to the opinion given by such firm to you for filing as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Certain Legal Matters" contained in the Prospectus included therein. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                      Very truly yours,



                                    /s/ MCGUIRE, WOODS, BATTLE &
                                      BOOTHE, L.L.P.